UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.3

Date of Report:
(Date of earliest event reported)
December 12, 2018

Rent-A-Center, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38047	45-0491516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)

(972) 801-1100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.
On December 12, 2018, Rent-A-Center, Inc. (the “Company”) entered into a Fifth Amendment (the “Fifth Amendment”), effective as of December 12, 2018, to the Credit Agreement, dated as of March 19, 2014 (as previously amended on February 1, 2016, September 30, 2016, May 1, 2017, and June 6, 2017, the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, the other agents party thereto and the lenders party thereto. Capitalized terms used but not defined in this Report shall have the meanings assigned to them in the Credit Agreement.
The Fifth Amendment amends the Credit Agreement to (i) provide for a $200,000,000 asset-based revolving credit facility, and (ii) extend the Revolving Scheduled Commitment Termination Date to the earlier of (x) the date of consummation of the Vintage Capital Merger and (y) December 31, 2019. On December 18, 2018, the Company issued a press release announcing the termination of the Agreement and Plan of Merger, dated June 17, 2018, by and among the Company and certain affiliates of Vintage Capital Management, LLC.
The revolving credit facility is utilized for the issuance of letters of credit, as well as to manage normal fluctuations in operational cash flow caused by the timing of cash receipts.   Amounts may be drawn from time to time as needed and are generally paid down as cash is generated by operating activities.  As of December 12, 2018, the Company had no outstanding borrowings and letters of credit and reserves of $103.2 million against the $200.0 million revolving credit facility, leaving $96.8 million of availability.  As of September 30, 2018, the Company has generated cash flow from operations of over $180 million, and reduced its outstanding debt balance by $139.3 million in 2018.  At September 30, 2018, the Company's cash and cash equivalents totaled $111.0 million.
In connection with the Fifth Amendment, the Company paid customary amendment fees to the Administrative Agent and the lenders that provided their consent to the Fifth Amendment.
The description of the Fifth Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Fifth Amendment to the Credit Agreement, dated as of December 12, 2018, between the Company, JPMorgan Chase Bank, N.A., as administrative agent, the other agents party thereto and the lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date:	December 18, 2018	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President - Assistant General Counsel and Secretary